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                                                                   EXHIBIT 10.36




                             RATIFICATION AGREEMENT

         This RATIFICATION AGREEMENT (this "Agreement"), is made and entered into as of July 24, 1997 between Patriot American Hospitality, Inc., a Delaware corporation which operates as a real estate investment trust ("New Patriot"), and Wyndham Hotel Corporation, a Delaware corporation ("Wyndham").


                                    RECITALS

         WHEREAS, Patriot American Hospitality, Inc., a Virginia corporation and the predecessor by merger to New Patriot ("Patriot"), and Wyndham entered into an Agreement and Plan of Merger, dated as of April 14, 1997 (the "Merger Agreement"), pursuant to which Wyndham agreed to merge with and into Patriot (the "Merger");

         WHEREAS, New Patriot (the successor by merger to Patriot and formerly named "California Jockey Club"), Patriot and Patriot American Hospitality Operating Company, a Delaware corporation and formerly known as Bay Meadows Operating Company ("Patriot Operating Company"), entered into an Agreement and Plan of Merger, dated as of February 24, 1997 (the "Business Combination Agreement"), pursuant to which Patriot, New Patriot and BMOC agreed to effect a business combination among Patriot, New Patriot and BMOC (the "Business Combination");

         WHEREAS, the Business Combination has been consummated, and as a result thereof Patriot has merged with and into New Patriot, with New Patriot being the surviving company in the Merger;

         WHEREAS, as a result of the Business Combination, New Patriot has succeeded to the rights and obligations of Patriot under the Merger Agreement;

         WHEREAS, the Merger Agreement contemplates that New Patriot will execute and deliver this Agreement pursuant to which New Patriot will expressly agree with Wyndham to ratify and approve the Merger, the Merger Agreement and certain Ancillary Agreements, and to perform the covenants and agreements of Patriot thereunder;

         WHEREAS, the boards of directors of New Patriot, Wyndham and Patriot Operating Company have each determined that the Merger between New Patriot and Wyndham, in which the outstanding shares of common stock, par value $.01 per share, of Wyndham (the "Wyndham Stock") will be converted into cash and/or shares of common stock, par value $.01 per share, of New Patriot (the "New Patriot Stock") and shares of common stock, par value



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$.01 per share, of Patriot Operating Company (the "Patriot Operating Company
Stock") that are paired and transferrable and traded only in combination as a single unit (the "Paired Shares") on the New York Stock Exchange pursuant to the Pairing Agreement dated as of February 17, 1983 between New Patriot and Patriot Operating Company, as amended (the "Pairing Agreement"), is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the transactions provided for in the Merger Agreement and herein upon the terms and subject to the conditions set forth herein;

         WHEREAS, it is intended that the Stock Purchase by Patriot and the Merger provided for herein be treated as an integrated transaction that, for federal income tax purposes, qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to which the consideration received by all of the stockholders of Wyndham shall be tax-free to such stockholders to the extent such consideration consists of Patriot Unpaired Stock and, to the extent consisting of Patriot Stock, Paired Shares of Purchase Stock and Patriot Operating Company Stock, and for financial accounting purposes shall be accounted for as a "purchase";

         WHEREAS, the boards of directors of New Patriot, Patriot Operating Company and Wyndham have received fairness opinions from their financial advisors, and the Special Committee of the Board of Directors of Wyndham has received a fairness opinion from its financial advisor, relating to the transactions contemplated hereby and by the Merger Agreement as more fully described herein and therein;

         WHEREAS, New Patriot desires to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and in order to induce Wyndham to proceed with the Merger and the other transactions contemplated by the Merger Agreement, the parties hereto hereby agree as follows:


ARTICLE 1.  REPRESENTATIONS AND WARRANTIES OF NEW PATRIOT

         New Patriot represents and warrants to Wyndham as follows:

         1.1 Existence, Good Standing, Authority. New Patriot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted.



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         1.2 Authorization, Validity and Effect of Agreement. New Patriot has
the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and the other Ancillary Agreements to which it is or will be a party. The Board of Directors of New Patriot has approved this Agreement and the Merger, and has ratified, confirmed and adopted the Merger Agreement, the Pairing Agreement Amendment, the Stock Purchase Agreement, the Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby, and has recommended that the holders of New Patriot Stock authorize and approve the Merger Agreement, as ratified by New Patriot pursuant to this Agreement, and the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the Patriot stockholders' meeting which will be held in accordance with the provisions of Section 8.3 of the Merger Agreement. As of the date hereof, all of the directors and executive officers of New Patriot have indicated that they presently intend to vote all shares of New Patriot Stock which they own to approve the Merger Agreement, as ratified by New Patriot pursuant to this Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, at the Patriot stockholders' meeting. Subject to the approval of the Merger Agreement, as ratified by New Patriot pursuant to this Agreement, the Pairing Agreement Amendment and, if stockholder approval of the Stock Purchase Agreement is required under applicable law or the rules of the NYSE, the Stock Purchase Agreement, by the requisite vote of the stockholders of New Patriot, the execution by New Patriot of this Agreement, the Merger Agreement and the other Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of New Patriot. This Agreement and the Merger Agreement constitute, and the other Ancillary Agreements to which it is or will become a party (when executed and delivered) will constitute, the valid and legally binding obligations of New Patriot, enforceable against New Patriot in accordance with their respective terms, subject to applicable bankruptcy, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         1.3 Capitalization. The authorized capital stock of New Patriot consists of 650,000,000 shares of New Patriot Stock, 100,000,000 shares of Preferred Stock, par value $.01 per share, and 750,000,000 shares of Excess Stock, par value $.01 per share. All issued and outstanding shares of New Patriot Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

         1.4 No Violation. Except as set forth in Section 7.5 of the Patriot Disclosure Letter, neither the execution and delivery by New Patriot of this Agreement or the other Ancillary Agreements nor consummation by New Patriot of the transactions contemplated by this Agreement or the other Ancillary Agreements in accordance with their terms, will: (i)



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conflict with or result in a breach of any provisions of the Patriot
Certificate, the Surviving Corporation Certificate, the Patriot Bylaws, or the Surviving Corporation Bylaws, or the organizational documents, partnership agreements or joint venture agreements of other Patriot or any Patriot Subsidiary; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Patriot Stock Plans, or any grant or award under any of the foregoing; (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of other Patriot or any of the Patriot Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which New Patriot or any of the Patriot Subsidiaries is a party, or by which Patriot or any of the Patriot Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, could not reasonably be expected to have a New Patriot Material Adverse Effect; or (iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority could not have a New Patriot Material Adverse Effect.

         1.5 Taxes. Except as would otherwise not be reasonably expected to have a New Patriot Material Adverse Effect:

              (a) Each of the corporate Patriot Subsidiaries of which all the outstanding capital stock is owned solely by New Patriot is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code.

              (b) New Patriot has qualified, and shall be qualified through the date of consummation of the Merger, to be treated as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Section 856 and 857 of the Code, for all applicable tax years to which New Patriot's federal income tax returns are subject to audit and New Patriot is subject to assessment for taxes reportable therein.

              (c) Assuming the accuracy of the representations made by CJC in Sections 9.10 and 9.11 of the Business Combination Agreement and the representations made by Patriot Operating Company in Section 8.8 of the Business Combination Agreement, the consummation of the Business Combination and the Merger would not, if consummated as of the date of this Agreement, with the Merger immediately following the Business Combination,



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cause CJC to lose its exemption from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984 (the "Deficit Act"). As of the date hereof, Patriot has no knowledge, without independent inquiry, of any facts indicating that the foregoing representations made by CJC and Patriot Operating Company are inaccurate.


ARTICLE 2.        COVENANTS AND AGREEMENTS OF NEW PATRIOT

         2.1 Covenants and Agreements under Merger Agreement. New Patriot hereby covenants and agrees with Wyndham that it will be bound by and will perform each covenant and agreement set forth in the Merger Agreement that by its terms is binding upon, or to be performed by, Patriot to the same extent as if each such covenant and agreement were set forth herein and referred to "New Patriot" in place of "Patriot." Each such covenant and agreement shall be deemed to be incorporated by reference herein as if set forth in full in this Agreement.

         2.2 Ancillary Agreements. At or prior to the Closing, New Patriot shall execute and deliver each of the Ancillary Agreements to which it is a party that, pursuant to Section 1.4 of the Merger Agreement, is to be executed and delivered by it at or prior to the Closing.

         2.3 New Patriot Stock. New Patriot acknowledges and agrees that shares of New Patriot Stock will be issued in accordance with Section 5.2(a) of the Merger Agreement to the stockholders of Wyndham in connection with the Merger and will be paired with the Patriot Operating Company Stock issued pursuant to the Wyndham/Patriot Operating Company Subscription Agreement in accordance with the Pairing Agreement, and that Wyndham shall not at any time become a stockholder of Patriot Operating Company. The provisions of this Section 2.3 and the Wyndham/Patriot Operating Company Subscription Agreement are intended to comply with Sections 2(a) and 2(b) of the Pairing Agreement.


ARTICLE 3.        COVENANTS AND AGREEMENTS OF WYNDHAM

         Wyndham hereby covenants and agrees with New Patriot that Wyndham will continue to be bound by and will perform each covenant and agreement set forth in the Merger Agreement that by its terms is binding upon, or to be performed by, Wyndham as if each reference in the Merger Agreement to "Patriot" were a reference to "New Patriot." Each such covenant and agreement shall be deemed to be incorporated by reference herein as if set forth in full in this Agreement.



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ARTICLE 4.        TERMINATION; AMENDMENT; WAIVER

         4.1 Termination. If the Merger Agreement has been terminated, this Agreement may be terminated and abandoned, at any time prior to the Effective Time, whether before or after approval of the matters contemplated hereby by the stockholders of New Patriot, Wyndham or Patriot Operating Company, by the party terminating the Merger Agreement in accordance with its terms.

         4.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 4.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of New Patriot or Wyndham other than the provisions of this Section 4.2, the last sentence of Section 5.3, and Section 5.4. Nothing contained in this Section 4.2 shall relieve any party for any breach of the representations, warranties, covenants, or agreements set forth in this Agreement.

         4.3 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this agreement or in any document delivered pursuant to this Agreement or (c) subject to the first sentence of
Section 5.5, waive compliance with any of the agreements or conditions contained in this Agreement. Any Agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


ARTICLE 5.        GENERAL PROVISIONS

         5.1 Non-Survival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument pursuant to this Agreement shall not survive the Merger, provided, however, that the agreements contained in Section 2.1 and Article 3 (to the extent that any such agreements in Section 2.1 or Article 3 relate to any covenants in the Merger Agreement that survive the Merger) and this Article 5 shall survive the Merger.

         5.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:



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         If to New Patriot:              Patriot American Hospitality, Inc.
                                         Tri-West Plaza
                                         3030 LBJ Freeway
                                         Suite 1500
                                         Dallas, TX 75234
                                         Attn: Paul A. Nussbaum

         With copies to:                 Goodwin, Procter & Hoar LLP
                                         Exchange Place
                                         Boston, MA 02109-2881
                                         Attn: Gilbert G. Menna, P.C.

         If to Wyndham:                  Wyndham Hotel Corporation
                                         2001 Bryan Street
                                         Suite 2300
                                         Dallas, TX 75201
                                         Attn: James D. Carreker

         With copies to:                 Locke Purnell Rain Harrell
                                         2200 Ross Avenue
                                         Suite 220
                                         Dallas, TX 75201-6776
                                         Attn: M. Charles Jennings

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

         5.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned prior to the Closing by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 2.1 (to the extent it relates to Sections 8.12 and 8.13 of the Merger Agreement), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         5.4 Entire Agreement. This Agreement, the Exhibits and the Patriot Disclosure Letter and all provisions of the Merger Agreement incorporated herein by reference and any



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documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         5.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective boards of directors, at any time before or after approval of matters presented in connection herewith to the stockholders of Patriot Operating Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

         5.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         5.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         5.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         5.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall



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be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         5.11 Incorporation. The Patriot Disclosure Letter and the provisions of the Merger Agreement are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         5.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         5.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof if any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

         5.14 Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.



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         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


ATTEST                                       WYNDHAM HOTEL CORPORATION


By: /s/   CARLA S. MORELAND                  By: /s/   ANNE L. RAYMOND
   ----------------------------------           -------------------------------
    Name  Carla S. Moreland                     Name   Anne L. Raymond
    Title Vice President, General Counsel       Title  Executive Vice President
          and Secretary


ATTEST                                       PATRIOT AMERICAN HOSPITALITY, INC.


By:  /s/  WILLIAM W. EVANS, III              By: /s/   PAUL A. NUSSBAUM
   ----------------------------------           -------------------------------
   Name   William W. Evans, III                 Name   Paul A. Nussbaum
   Title  Office of the Chairman,               Title  Chairman, CEO and
          Patriot American Hospitality, Inc.           President



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